Oak Tree Medical Systems, Inc.
                                 2 Gannett Drive
                                    Suite 215
                             White Plains, NY 10604


                                December 20, 1996


Mr. Michael S. Neufeld
Gotham City Corporate Relations Group, Inc.
2228 128th Street
College Point, NY  11356-2722

Dear Mr. Neufeld:

This letter sets forth the terms and conditions upon which Gotham City Corporate Relations Group, Inc. (the "Consultant") will act as a public relations consultant to Oak Tree Medical Systems,Inc.
(the "Company").

       1. Scope of Engagement. Consultant will act a public relations advisor and consultant to the Company and, in such capacity, will perform such public relations services as shall be appropriate to acquaint the financial community with the Company, its business and prospects.

       2. Responsibilities and Services Provided. With respect to the scope of assignment and at all times subject to
                  Section 7 hereof, Consultant will:

                  a. Familiarize itself with the business, operations, management, financial condition, and future prospects of the Company;

                  b. Meet and communicate concerning the Company with brokers, dealers, financial advisors, publicists, investors and other members of the financial community;

                  c. Arrange meetings and other avenues of communica-tion between the Company's executives and members of the financial community; and

                  d. Advise the Company on the formulation, preparation and delivery of its presentations to the financial community.

       3.         Compensation to Consultant.

                  a.       As compensation for Consultant's services not
                           later than sixty (60) business days following execution of this Letter Agreement, the Company will issue ten thousand (10,000) shares of its common stock, par value $.01 (the "Stock"), to Consultant, against the payment therefor of $100 in cash. Prior to issuance the company will file a registration statement of Form S-8 under the Securities Act of 1933, as amended with respect to the Stock.
                           Consultant represents and warrants that it will be providing bona fide services, not in connection with the offer or sale of securities in a capital raising transaction, within the meaning of Rule 401 under the Securities Act, as compensation for which the Stock will be issued.

                  b. As additional compensation for Consultant's services hereunder, not later than twenty (20) business days following the date of execution of this Letter Agreement by the Company, the Company will issue 200,000 warrants (the "Warrants") to Consultant exercisable for the purchase of up to 200,000 shares of the Company's common stock, par value $.01 ("Common Stock"), in three (3) tranches, upon the following terms:

                        (i) 66,667 of the Warrants shall be immediately exercisable for one share of Common Stock at an exercise price per share equal to $5.00; these Warrants shall be exercisable until January 1, 1998;

                       (ii) 66,667 of the Warrants shall be immediately exercisable for one share of Common Stock at an exercise price per share equal to $6.00; these Warrants shall be exercisable until January 1, 1998;

                      (iii) 66,667 of the Warrants shall be immediately exercisable for one share of Common Stock at an exercise price per share equal to $7.00; these Warrants shall be exercisable until January 1, 1998;

                  c. The Company agrees to include the shares of Common Stock underlying the Warrants in its Registration Statement on Form SB-2, which has heretofore been filed with the Securities and Exchange Commission but has not yet been declared effective.

       4. Reimbursement of Expenses. The Company agrees to reimburse Consultant on a monthly basis for all reasonable out-of-pocket expenses which have been pre-approved.

       5. Terms of Engagement. The engagement of Consultant pursuant to the terms of this Letter Agreement shall be effective commencing on the date hereof and shall continue until December 31, 1997; provided, however, that the Company may terminate this Letter Agreement at any time, for any reason, by giving 15 days, prior written notice of such termination to Consultant.

       6. Confidentiality. Each of the parties agrees to keep any information with respect to each other and this agreement confidential and not make use thereof except as may be required by applicable law or judicial process. Each party will not be identified or referred to in any public release or communication prepared by either party or any of their affiliates or associates without the other party's prior written consent.

       7. Company's Obligations. The Company will continuously and timely apprise Consultant of material matters relevant to the Company's business.

                  The company  recognizes,  agrees and confirms that  Consultant
                  (i) will be using and relying on information available from the Company and generally recognized public sources (the "information"), without having independently verified the same, and; (ii) does not assume responsibility for the accuracy of completeness of the information. The Company will, in addition to any other duties of indemnification set forth in this Letter Agreement, indemnify and hold Consultant harmless for any claim, suit or judgment arising out of Consultant's use of any information concerning the Company furnished by the Company to the Consultant.

       8. Limitation of Liability; indemnification. In performing its services under this Agreement, neither Consultant nor any officer, director, employee, shareholder, attorney, or agent of Consultant will be liable to the Company or its creditors for errors or judgment or for any other acts, except for acts of negligence of Consultant.

                  Notwithstanding anything contained in this Letter Agreement, in the event that Consultant incurs any liability or obligations in connection with the performance of its services under this Letter Agreement, the Company shall indemnify Consultant for all of such liabilities, obligations, expenses, or costs arising therefrom, including reasonable legal fees incurred by Consultant, except for (i) actions of Consultant which have not been authorized by the Company and (ii) acts of negligence of Consultant.

       9.         Relationship of the Parties.  Nothing in this Letter
                  Agreement shall be construed to place Consultant and the Company in the relationship of partners or joint venturers. Neither Consultant nor the Company shall represent itself as the agent or legal representative of the other for any purpose whatsoever. Consultant, in performing its service hereunder, shall at all times be an independent contractor.

      10. Miscellaneous. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and the Company's obligations to reimburse expenses obtained herein shall survive any expiration or termination of Letter Agreement. The Letter Agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflicts of law thereof.

If the foregoing conforms to your understanding, please sign, and date and return to us the enclosed copy of this letter.

Very truly yours

OAK TREE MEDICAL SYSTEMS, INC.



---------------------------
William Kedersha
Chief Executive Officer

The foregoing is in conformity with our understanding:


---------------------------
Print Name:
Title: